EXHIBIT 99.1

City National Bank to Acquire First American Equipment Finance

Significantly Expands Equipment Leasing and Finance Capabilities

Adds Nationwide Leasing Business With $325 Million in Assets

LOS ANGELES, April 23, 2012 (GLOBE NEWSWIRE) -- City National Bank today announced that it has entered into a definitive agreement to acquire First American Equipment Finance, a privately owned, full-service mid-ticket equipment leasing company that owns and services approximately $325 million in assets.

Headquartered in Rochester, New York, First American Equipment Finance leases technology and office equipment nationwide. Its clients include educational institutions, hospitals and health systems, large law firms, insurance underwriters, enterprise businesses, professional service businesses and nonprofit organizations. The company employs approximately 100 people. Its lease transactions typically range between $250,000 and $3 million.

"In order to expand its long-standing leasing business, City National identified First American Equipment Finance as the best company to add to its organization," said City National Bank Chairman and Chief Executive Officer Russell Goldsmith. "First American's outstanding management team led by Bill Verhelle, its strong reputation and client relationships, great products and marketing skills, and a similar focus on certain key industries are an ideal fit with City National.

"Combining First American Equipment Finance's many strengths, its talented team and national reach with City National's lower funding costs and access to thousands of clients will enhance the capabilities of both companies to more profitably and effectively meet the equipment leasing needs of clients and more rapidly build our equipment leasing business."

First American's CEO, Bill Verhelle, and his management team will continue to lead the company, which will operate as a wholly owned subsidiary of City National Bank. Verhelle will report to the bank's president, Christopher Warmuth.

"We're very pleased to have found such a great partner in City National," Verhelle said. "Joining forces with the nation's 26th largest bank will allow us to provide clients with even better service and support. It also will give us better capital access, lower-cost funding and many of the other resources we need to continue our strong growth trajectory."

City National has been leasing equipment to business clients and municipal agencies for many years. At March 31, 2012, the company's business and municipal lease portfolios together totaled $418 million. However, City National leases other types of equipment principally to its clients in the communities it serves.

The all-cash transaction is expected to close in the second quarter of this year, and will be modestly accretive to earnings in 2012.

The Alta Group acted as a financial advisor to City National.

ABOUT CITY NATIONAL

City National Bank is the wholly owned subsidiary of City National Corporation (NYSE:CYN). It is backed by $24 billion in total assets, and provides banking, investment and trust services through 79 offices, including 16 full-service regional centers, in Southern California, the San Francisco Bay Area, Nevada, New York City, Nashville and Atlanta. The company and its investment affiliates today manage or administer $57.8 billion in client investment assets, including $32.5 billion under direct management.

For more information about City National, visit the company's Website at cnb.com.

The City National Bank logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3143

ABOUT FIRST AMERICAN EQUIPMENT FINANCE

First American Equipment Finance provides technology equipment financing solutions for middle-market and investment-grade borrowers. The company has been recognized repeatedly by Inc. Magazine as one of the fastest growing private companies in the United States.

SAFE-HARBOR LANGUAGE

This news release contains forward-looking statements about the company, for which the company claims the protection of the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

A number of factors, many of which are beyond the company's ability to control or predict, could cause future results to differ materially from those contemplated by such forward-looking statements. These factors include (1) changes in general economic, political, or industry conditions and the related credit and market conditions and the impact they have on the company and its customers, (2) the impact on financial markets and the economy of the level of U.S. and European debt, (3) changes in the pace of economic recovery and related changes in employment levels, (4) the effect of the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2011 and the new rules and regulations to be promulgated by supervisory and oversight agencies implementing the new legislation, taking into account that the precise timing, extent and nature of such rules and regulations and the impact on the company is uncertain, (5) significant changes in applicable laws and regulations, including those concerning taxes, banking and securities, (6) volatility in the municipal bond market, (7) changes in the level of nonperforming assets, charge-offs, other real estate owned and provision expense, (8) incorrect assumptions in the value of the loans acquired in FDIC-assisted acquisitions resulting in greater than anticipated losses in the acquired loan portfolios exceeding the losses covered by the loss-sharing agreements with the FDIC, (9) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board, (10) changes in inflation, interest rates, and market liquidity which may impact interest margins and impact funding sources, (11) adequacy of the company's enterprise risk management framework, (12) the company's ability to increase market share and control expenses, (13) the company's ability to attract new employees and retain and motivate existing employees, (14) increased competition in the company's markets, (15) changes in the financial performance and/or condition of the company's borrowers, including adverse impact on loan utilization rates, delinquencies, defaults and customers' ability to meet certain credit obligations, changes in customers' suppliers, and other counterparties' performance and creditworthiness, (16) a substantial and permanent loss of either client accounts and/or assets under management at the company's investment advisory affiliates or its wealth management division, (17) changes in consumer spending, borrowing and savings habits, (18) soundness of other financial institutions which could adversely affect the company, (19) protracted labor disputes in the company's markets, (20) earthquake, fire or other natural disasters affecting the condition of real estate collateral, (21) the effect of acquisitions and integration of acquired businesses and de novo branching efforts, (22) the impact of changes in regulatory, judicial or legislative tax treatment of business transactions, (23) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies, (24) security breaches and disruptions to our information systems, and (25) the success of the company at managing the risks involved in the foregoing.

Forward-looking statements speak only as of the date they are made, and the company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the statements are made, or to update earnings guidance, including the factors that influence earnings.

For a more complete discussion of these risks and uncertainties, see the company's Annual Report on Form 10-K for the year ended December 31, 2011 and particularly, Item 1A, titled "Risk Factors."

CONTACT: Financial/Investors
         Christopher J. Carey, City National, 310.888.6777
         Chris.Carey@cnb.com

         Media
         Cary Walker, City National, 213.673.7615
         Cary.Walker@cnb.com